Exhibit 21.1

List of Subsidiaries

Participation of Petróleos Mexicanos in the Capital Stock of Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Comercio Internacional, S.A. de C.V.	98.33	Petróleos Mexicanos	Mexico

P.M.I. Holdings B.V.	100.00	Petróleos Mexicanos	Netherlands

P.M.I. Holdings, Petróleos España, S.L.	100.00	Petróleos Mexicanos	Redomiciled in Spain

Holdings Holanda Services, B.V.	100.00	Petróleos Mexicanos	Netherlands

Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V.	99.99999	Petróleos Mexicanos	Mexico

	0.00001	I.I.I. Servicios, S.A. de C.V.

I.I.I. Servicios, S.A. de C.V.	99.982	Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V.	Mexico

	0.018	Petróleos Mexicanos

Pemex Procurement International, Inc.	100.00	Petróleos Mexicanos	United States

Kot Insurance Company, A.G.	100.00	Petróleos Mexicanos	Redomiciled in Switzerland

Infraestructura y Servicios Inmobiliarios, S.A. de C.V.	99.00	Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V.	Mexico

	1.00	I.I.I. Servicios, S.A. de C.V.

PMX Energy Partners, S.A. de C.V.	99.00	Petróleos Mexicanos	Mexico

	1.00	Pemex Logistics

Pemex Exploration and Production

Company	% of Participation	Parent	Jurisdiction of Incorporation

Compañía Mexicana de Exploraciones, S.A. de C.V.	60.00	Pemex Exploration and Production	Mexico

P.M.I. Marine DAC	100.00	Pemex Exploration and Production	Ireland

P.M.I. Campos Maduros SANMA, S. de R.L. de C.V.	51.01	P.M.I. Marine DAC	Mexico

	48.99	Pemex Exploration and Production

Pemex USA GOM I, Inc.	100.00	P.M.I. Marine DAC	United States

Pemex Industrial Transformation

Company	% of Participation	Parent	Jurisdiction of Incorporation

Mex Gas Internacional, S.L. (Holding)	100.00	Pemex Industrial Transformation	Redomiciled in Spain

Mex Gas Supply, S.L.	100.00	Mex Gas Internacional, S.L.	Redomiciled in Spain

MGI Asistencia Integral, S. de R. L. de C.V.	99.9997 0.0003	Mex Gas Internacional, S.L. Mex Gas Enterprises, S.L.	Mexico

MGI Enterprises US LLC	100.00	Mex Gas Enterprises, S.L.	United States

TAG Pipelines, S. de R.L. de C.V.	84.00 16.00	Mex Gas Enterprises, S.L. Mex Gas Supply, S.L.	Mexico

TAG Transístmico, S. de R.L. de C.V.	99.00 1.00	TAG Pipelines, S. de R.L. de C.V. Mex Gas Enterprises, S.L.	Mexico

Pasco Terminals, Inc.	99.00 1.00	MGI Enterprises US LLC Mex Gas Enterprises, S.L.	United States

Terrenos para Industrias, S.A.	100.00	Pemex Industrial Transformation	Mexico

MGC México, S.A. de C.V.	99.9993 0.0007	Mex Gas Internacional, S.L. MGI Asistencia Integral, S. de R.L. de C.V.	Mexico

P.M.I. Petroquímica, S.A. de C.V.	50.00 50.00	Pemex Industrial Transformation P.M.I. Comercio Internacional, S.A. de C.V.	Mexico

PMX Cogeneración Internacional, S.L.	99.00 1.00	Mex Gas Internacional, S.L. MGI Asistencia Integral, S. de R. L. de C.V.	Spain

PMX Cogeneración, S.A.P.I. de C.V.	99.9998 0.002	PMX Cogeneración Internacional, S.L. Mex Gas Enterprises, S.L.	Mexico

PMI Azufre Industrial, S.A. de C.V.	99.00 1.00	Mex Gas Internacional, S.L MGI Asistencia Integral, S. de R. L. de C.V.	Mexico

Pemex Drilling and Services

Company	% of Participation	Parent	Jurisdiction of Incorporation
N/A

Pemex Logistics

Company	% of Participation	Parent	Jurisdiction of Incorporation
P.M.I. Servicios Portuarios Transoceánico, S.A. de C.V.	99.00	Pemex Logistics	Mexico
	1.00	I.I.I. Servicios, S.A. de C.V.

Pemex Fertilizers

Company	% of Participation	Parent	Jurisdiction of Incorporation

PMX Fertilizantes Holding, S.A. de C.V.	99.999999	Pemex Fertilizers	Mexico

	0.000001	Pemex Ethylene

PMX Fertilizantes Pacífico, S.A. de C.V.	76.66	Pemex Fertilizers	Mexico

	23.34	PMX Fertilizantes Holding, S.A. de C.V.

Pro-Agroindustria, S.A. de C.V.	99.30	PMX Fertilizantes Pacífico, S.A. de C.V.	Mexico

	0.70	PMX Fertilizantes Holding, S.A. de C.V.

Grupo Fertinal, S.A. de C.V.	99.99999998	PMX Fertilizantes Pacífico, S.A. de C.V.	Mexico

	0.00000002	PMX Fertilizantes Holding, S.A. de C.V.

Agroindustrias del Balsas, S.A. de C.V.	53.40	Productora y Comercializadora de Fertilizantes, S.A. de C.V.	Mexico

	46.60	Grupo Fertinal, S.A. de C.V.

Dinámica Industrial Balsas, S.A. de C.V.	99.9999	Grupo Fertinal, S.A. de C.V.	Mexico

	0.0001	Agroindustrias del Balsas, S.A. de C.V.

Materias Primas, Inmuebles y Transportes de México, S.A. de C.V.	99.9999999	Grupo Fertinal, S.A. de C.V.	Mexico

	0.0000001	Agroindustrias del Balsas, S.A. de C.V.

Roca Fosfórica Mexicana II, S.A. de C.V.	99.99999995	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00000005	Agroindustrias del Balsas, S.A. de C.V.

Minera Rofomex, S.A. de C.V.	99.99392	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00607	Roca Fosfórica Mexicana, S.A. de C.V.

	0.00001	Agroindustrias del Balsas, S.A. de C.V.

Roca Fosfórica Mexicana, S.A. de C.V.	99.99999997	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00000003	Agroindustrias del Balsas, S.A. de C.V.

Sadcom del Centro, S.A. de C.V.	99.9999	Grupo Fertinal, S.A. de C.V.	Mexico

	0.0001	Agroindustrias del Balsas, S.A. de C.V.

Productora y Comercializadora de Fertilizantes, S.A. de C.V.	99.996	Sadcom del Centro, S.A. de C.V.	Mexico

	0.004	Grupo Fertinal, S.A. de C.V.

Pemex Ethylene

Company	% of Participation	Parent	Jurisdiction of Incorporation
PPQ Cadena Productiva, S.L.	100	Pemex Ethylene	Spain

Other Subsidiary Companies

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Services B.V.	100.00	P.M.I. Holdings, Petróleos España, S.L.	Netherlands

P.M.I. Services North America, Inc.	40.98 59.02	P.M.I. Holdings, Petróleos España, S.L. P.M.I. Norteamérica, S.A. de C.V.	United States

Hijos de J. Barreras, S.A.	51.00	P.M.I. Holdings B.V.	Spain

P.M.I. Trading, Ltd.	51.49 48.51	P.M.I. Norteamérica, S.A. de C.V. Petróleos Mexicanos	Ireland

P.M.I. Trading México, S.A. de C.V.	99.99	P.M.I. Trading Limited	México

	0.01	P.M.I. Holdings Petróleos España, S.L.

P.M.I. Norteamérica, S.A. de C.V.	71.70 28.30	Holdings Holanda Services, B.V. P.M.I. Holdings, Petróleos España, S.L.	Mexico

P.M.I Infraestructura de Desarrollo, S.A. de C.V.	99.999999 0.000001	P.M.I. Norteamérica, S.A. de C.V. Holdings Holanda Services, B.V.	Mexico

P.M.I. Cinturón Transoceánico Gas Natural, S.A. de C.V.	99.00 1.00	P.M.I. Infraestructura de Desarrollo, S.A. de C.V. P.M.I. Norteamérica, S.A. de C.V.	Mexico

P.M.I. Midstream del Centro, S.A. de C.V.	99.00 1.00	P.M.I. Infraestructura de Desarrollo, S.A. de C.V. P.M.I. Norteamérica, S.A. de C.V.	Mexico

P.M.I. Transoceánico Gas LP, S.A. de C.V.	99.01 0.99	P.M.I. Infraestructura de Desarrollo, S.A. de C.V. P.M.I. Norteamérica, S.A. de C.V.	Mexico

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Ducto de Juárez, S. de R.L. de C.V.	99.998	P.M.I. Services North America, Inc.	Mexico

	0.002	P.M.I. Infraestructura de Desarrollo, S.A. de C.V.

Administración Portuaria Integral P.M.I., S.A. de C.V.	98.00	P.M.I. Comercio Internacional, S.A. de C.V.	Mexico

	2.00	P.M.I. Infraestructura de Desarrollo, S.A. de C.V.

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